UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 5, 2012

JAKKS PACIFIC, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-28104	95-4527222
(Commission File Number)	(IRS Employer Identification No.)

22619 Pacific Coast Highway, Malibu, California	90265
(Address of Principal Executive Offices)	(Zip Code)

(310) 456-7799
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 3.03.   Entry into a Material Definitive Agreement; Material Modification to Rights of Security Holders.

On March 5, 2012, the Board of Directors of JAKKS Pacific, Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding share of common stock, par value $0.001 per share, of the Company (the "Common Stock"), to stockholders of record at the close of business on March 15, 2012 (the "Record Date").  Each Right entitles the registered holder to purchase from the Company a unit consisting of one-one-thousandth of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $0.001 per share (the "Series A  Preferred Stock") at a purchase price of $80.00 per Unit, subject to adjustment (the "Purchase Price").  The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Computershare Trust Company, N.A., as Rights Agent.  A copy of the Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Rights Agent.  This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.  In connection with the Rights Agreement, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation with respect to the Series A Junior Participating Preferred Stock setting forth the terms of the Preferred Stock issuable upon exercise of the Rights.

Rights Certificates; Exercise Period.

Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate rights certificates ("Rights Certificates") will be distributed.  Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a distribution date ("Distribution Date") will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") other than:  (A) the Company, its subsidiaries and their respective employee benefit plans; (B) any stockholder who, as of the time of the first public announcement of the Rights Agreement, beneficially owns 10% or more of the common stock of the Company (unless and until such person thereafter acquires additional shares representing 2% or more of the then outstanding shares of the Company); (C) a person who becomes an Acquiring Person solely as a result of the Company repurchasing shares (unless and until such person acquires additional shares representing 1% or more of the then outstanding shares of the Company); and (D) institutional and certain other stockholders that have no intent of affecting control who, inadvertently or without knowledge of the consequences under the plan, buy shares in excess of the threshold (but less than 15%) and who do not thereafter acquire additional shares, has acquired beneficial ownership of 10% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") and (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.  Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates (or, in the case of shares reflected on the direct registration system, by the notations in the book entry accounts) and will be transferred with and only with the Common Stock, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.  Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on March 4, 2013, unless such date is extended or the Rights are earlier redeemed, exchanged or terminated.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.  Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with the Rights.

Flip-in Trigger.

In the event that an Acquiring Person becomes such, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.  However, Rights are not exercisable following an Acquiring Person becoming such until such time as the Rights are no longer redeemable by the Company as set forth below.

For example, at an exercise price of $80.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $160.00 worth of Common Stock (or other consideration, as noted above) for $80.00.  Assuming that the Common Stock had a per share value of $15.52 at such time, the holder of each valid Right would be entitled to purchase 10.31 shares of Common Stock for $80.00.

Flip-over Trigger.

In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) fifty percent (50%) or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.  The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

Exchange Feature.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one-one-thousandth of a share of

Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Equitable Adjustments.

The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a dividend on the Preferred Stock payable in shares of Preferred Stock, a subdivision or split of outstanding shares of Preferred Stock, a combination or consolidation of Preferred Stock into a smaller number of shares through a reverse stock split or otherwise, or reclassification of the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights, options, or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of cash (excluding regular quarterly cash dividends), assets, evidences of indebtedness or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent (1%) of the Purchase Price.  No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

Redemption Rights.

At any time until ten business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors).  Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

Amendment of Rights.

Prior to the Distribution Date, the Board may amend the Rights Agreement in any respect.  From and after the Distribution Date, the Board may amend the Rights Agreement in order to (i) cure any ambiguity, (ii) correct or supplement any provision which may be defective or inconsistent with any other provisions, (iii) shorten or lengthen any time period (e.g., including the redemption period prior to the Rights becoming non-redeemable) or (iv) change or supplement the provisions in any manner which the Company may deem necessary or desirable and which does not adversely affect the interests of the holders of the Rights Certificates.  The Rights Agreement, however, may not be amended at such time as the Rights are not redeemable.

Miscellaneous.

Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of the Rights.  While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

The Rights will have certain anti-takeover effects.  The Rights will cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Company’s Board of Directors.  As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the Company even if such acquisition may be favorable to the interests of the Company’s stockholders.  Because the Company’s Board of Directors can redeem the Rights or amend the Rights Agreement, the Rights should not interfere with a merger or other business combination approved by the Board of Directors of the Company.

The information set forth in the Company’s press release dated March 5, 2012, included herewith as Exhibit 99.1, is incorporated by reference to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1
Rights Agreement dated as of March 5, 2012 between JAKKS Pacific, Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes as Exhibit A the form of Certificate of Designation, Preferences and Rights A Junior Participating Preferred Stock setting forth the terms of the Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the form of Summary of Rights. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the Distribution Date (as defined in the Rights Agreement).

99.1	Press release issued by the Company dated March 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Date: March 5, 2012	By:	/s/ JOEL M. BENNETT
		Name:	Joel M. Bennett
		Title:	CFO

Index to Exhibits

Exhibit No.	Description
4.1
Rights Agreement dated as of March 5, 2012 between JAKKS Pacific, Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes as Exhibit A the form of Certificate of Designation, Preferences and Rights A Junior Participating Preferred Stock setting forth the terms of the Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the form of Summary of Rights. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the Distribution Date (as defined in the Rights Agreement).

99.1	Press release issued by the Company dated March 5, 2012.